UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2020

Vericity, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38945	46-2348863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8700 West Bryn Mawr Avenue, Suite 900S

Chicago, Illinois 60631

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 379-2397

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	VERY	NASDAQ Capital Market

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting on August 5, 2020, Vericity’s shareholders voted on proposals to (i) elect seven (7) directors to serve until the next annual meeting and until each such director’s successor is elected and qualified; and (ii) ratify the Audit Committee’s selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2020. The voting results for each proposal were as follows:

1.	Election of Directors:

Director	For	Against	Abstain	Broker Non-Votes
Neil Ashe	13,085,638	0	1,288	512,871
Calvin Dong	13,081,942	0	4,984	512,871
Richard A. Hemmings	13,081,822	0	5,104	512,871
James E. Hohmann	13,081,992	0	4,934	512,871
Scott Perry	13,085,696	0	1,230	512,871
Eric Rahe	13,082,042	0	4,884	512,871
James W. Schacht	13,085,526	0	1,400	512,871

2.	Ratification of the selection of Deloitte & Touche LLP:

For	Against	Abstain	Broker Non-Votes
13,599,664	25	108	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2020	VERICITY, INC.

	By:	/s/ John Buchanan
	Name:	John Buchanan
	Title:	General Counsel and Secretary